                                                                    EXHIBIT 99.1



                                                   CONTACT:
                                                   Mark G. Foletta
                                                   Vice President of Finance and
                                                   Chief Financial Officer
                                                   (858) 552-2200
                                                   www.amylin.com

FOR IMMEDIATE RELEASE

                        FDA POSTS BRIEFING DOCUMENTS FOR
                      SYMLIN(TM) ADVISORY COMMITTEE MEETING

         San Diego, CA -- July 25, 2001 -- Amylin Pharmaceuticals Inc. (Nasdaq:
AMLN) announced today that the United States Food and Drug Administration (FDA) has posted on its website Briefing Documents for the upcoming meeting of the Endocrinologic and Metabolic Drugs Advisory Committee. The Advisory Committee is scheduled to meet tomorrow to consider the Company's New Drug Application (NDA) for SYMLIN(TM) (pramlintide acetate). It is the Company's policy not to comment on the contents of the Briefing Documents prior to the Advisory Committee meeting. The meeting is an open public forum for unbiased, scientifically-based presentation and discussion of relevant safety and efficacy information contained in the Company's NDA. While there is always uncertainty regarding the outcome of the FDA's review of a new drug candidate, the Company believes that the results of the SYMLIN clinical trials are compelling and support regulatory approval of SYMLIN.

         Amylin Pharmaceuticals is engaged in the discovery, development and commercialization of drug candidates for the treatment of metabolic disorders. The Company's lead drug candidate, SYMLIN(TM) (pramlintide acetate), is currently under review by the FDA as a treatment for people with diabetes who use insulin. Marketing Authorization Applications for SYMLIN were submitted in Europe in May 2001 and have since been accepted for filing by the EMEA. Amylin Pharmaceuticals' second diabetes drug candidate, AC2993, is in Phase 2 evaluation for the treatment of type 2 diabetes. A long-acting release formulation, AC2993 LAR, is in Phase 1 development, with study results expected in the third quarter of 2001. The Company's third drug candidate, AC3056, is currently in Phase 1 evaluation as a potential treatment for metabolic disorders relating to cardiovascular disease. The Company has adopted a commercialization plan for SYMLIN that includes establishment of an internal commercial organization. The Company continues to evaluate arrangements with companies that may add value to its commercialization efforts for SYMLIN in the US as well as in Europe, Japan and other markets. Amylin Pharmaceuticals is based in San Diego, California and has approximately 220 employees. Further information on Amylin Pharmaceuticals and its pipeline in metabolism is available at www.amylin.com.

         This press release contains forward-looking statements about the Company which involve risks and uncertainties, including statements regarding the Company's belief that the results of the Company's clinical trials support regulatory approval of SYMLIN, the timing of public announcements of the results of the Company's current Phase 1 clinical trials for AC2993 LAR and the Company's commercialization plans for SYMLIN. The Company's actual results could differ materially from those forward-looking statements discussed in this press release as a result of a number of risks and uncertainties, including risks and uncertainties in the FDA's review of NDAs generally, risks and uncertainties that the FDA may require additional clinical testing of SYMLIN, risks and uncertainties that approval of SYMLIN, if any, may be delayed and/or limited to specific indications, uncertainties in the review of the Company's European Marketing Authorization Applications for SYMLIN, uncertainties regarding the drug discovery and development process, uncertainties regarding the Company's ongoing clinical studies of its drug candidates and the ability of the Company to commercialize its drug candidates, whether through sales, distribution, marketing and/or corporate partnering agreements, on terms acceptable to the Company or otherwise. Additional risks and uncertainties are described more fully in the Company's most recently filed SEC documents, such as its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 under the heading "Risk Factors," and its subsequently filed Quarterly Reports on Form 10-Q.

                                       ###